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                                RESTATEMENT AND
                       AMENDMENT TO CONSULTING AGREEMENT

THIS RESTATEMENT AND AMENDMENT TO CONSULTING AGREEMENT ("Amendment"), is hereby made and entered into on the 22nd day of October, 1999, by and among TrueVision Laser Center of Albuquerque, Inc., a New Mexico corporation; TrueVision International, Inc., a Delaware corporation, both with their principal office location at 1720 Louisiana Boulevard, Suite 100, Albuquerque, New Mexico (collectively "TrueVision"), and BB&A, L.L.C. (formerly known as RB&A, Inc.), or its missing, with its address being 3107 West Colorado Avenue, Suite 128, Colorado Springs, Colorado ("RB&A").

                                   RECITALS

     WHEREAS, TrueVision and RB&A previously entered into a Consulting Agreement dated February 09, 1998 (the "Consulting Agreement") and restated and amended on August 25, 1999, where RB&A agreed to provide long term strategic planning, management consulting services, and marketing and finance expertise; and

     WHEREAS, TrueVision and the RB&A have negotiated certain changes in the terms of the Consulting Agreement, and each party thereto has agreed to change certain provisions of the Consulting Agreement by entering in to this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the sufficiency thereof is thereby acknowledged by these parties, TrueVision and RB&A agree as follows:

     1. ACCEPTANCE OF DEMAND NOTE, RB&A agrees to accept a demand note in the amount of $45,800 with interest of accrue at 8% per annum in lieu of a cash payment of $31,800 as consideration for the sale to TVI of the balance of certain stock options and as payments of $6,000 each of the first of October and November 1999.

     2. ENTIRE AGREEMENT. This amendment shall be in addition to the terms of the original Consulting Agreement heretofore entered in to by these parties. All provisions of the Consulting Agreement that are not in conflict with this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have cause this Amendment to be executed by its duly authorized officers, as of the day and year first above written.



TRUEVISION LASER OF ALBUQUERQUE, INC.               RB&A, LLC


By:                                                 By:
     /s/ John C. Homan                                   /s/ Sam Casey
   ---------------------                            --------------------------
     John C. Homan                                      Attorney-in-Fact